Exhibit 10.2

UNIT PURCHASE AGREEMENT

BY AND AMONG

MEDOVEX CORPORATION

AND

THE PURCHASERS PARTY HERETO

EXHIBITS
TO
UNIT PURCHASE AGREEMENT

Exhibit A                                Schedule of Purchasers
Exhibit B                                Form of Warrant
Exhibit C                                Form of Registration Rights Agreement
Exhibit D                                Risk Factors

MEDOVEX CORPORATION

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (the “Agreement”) is entered into as of the date set forth on the signature page hereto by and among Medovex Corporation, a Nevada corporation (the “Company”), and the purchasers identified on Exhibit A on the date hereof (which purchasers are hereinafter collectively referred to as the “Purchasers” and each individually as, a “Purchaser”).

BACKGROUND

A.           Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Section 9.

B.           The Company is offering (the “Offering”) Units to a limited number of persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act at a price per Unit of $250,000 pursuant to the terms set forth in the Subscription Agreement..

C.           The Company is offering to a limited number of persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act (the “Offering”) units of the common stock, par value, $0.001 per share, of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock (collectively, the “Units”) at a price per Unit of $250,000.

D.           Each Unit shall consist of (a) 208,333 shares of Common Stock at a price of $1.20 per share, and (b) a warrant to purchase 104,167 shares of Common Stock at an exercise price per share equal to $1.52 per share, which warrant will be exercisable six months from the date of issuance for a period of five (5) years following the final closing (the “Final Closing Date”) of the Offering (the “Warrant”).

E.           The Units are being offered on a “reasonable efforts, all or none” basis with respect to the minimum of $250,000 (the “Minimum Offering Amount”), and thereafter on a “reasonable efforts” basis up to the maximum of $1,300,000 (the “Maximum Offering Amount”); provided, that, the Company may determine, prior to the “Termination Date” referred to below, to terminate the Offering if a total of $1,300,000 of Units has been sold.

F.           The Company desires to issue and sell the Units to each Purchaser in one or more closings (each a “Closing” and collectively the “Closings”) as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

1.1 Authorization of Units.   The board of directors of the Company (the “Board of Directors”) has authorized (i) the sale of up to 5.2 Units, each Unit consisting of (a) 208,333 shares of Common Stock and (b) a warrant to purchase 104,167 shares of Common Stock at an exercise price per share equal to $1.52, which warrant will be exercisable six months from the date of issuance for a period of five (5) years following the final Closing.  From and after the applicable Closing, the Company shall issue and reserve for issuance the shares of its Common Stock issuable in such Closing; and (ii) the shares of Common Stock that may be issued upon full exercise of the Warrants (the “Warrant Shares”) issued at such Closing, plus such additional number of Warrant Shares as shall be required to be issued pursuant to the terms thereof.

1.2 Initial Sale and Purchase of Units.  Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at the Initial Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Units set forth opposite such Purchaser’s name on Exhibit A under the “Initial Units” column, at a purchase price of $250,000 per Unit (subject to appropriate and proportionate adjustment for stock dividends payable in shares of, forward or reverse stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Common Stock, the “Per Unit Purchase Price”).  The minimum purchase by each Purchaser is one Unit, unless the Company agrees, to allow a Purchaser to purchase a partial Unit.

1.3 Subsequent Sales and Purchases of Units.  Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at each subsequent Closing, the Company shall issue and sell to each Purchaser who is identified as a “Subsequent Closing Purchaser” on Exhibit A, which shall be deemed amended at each such subsequent Closing to add each such additional Purchaser (each, a “Subsequent Closing Purchaser”), and each Subsequent Closing Purchaser shall purchase from the Company, the number of Units set forth opposite such Purchaser’s name on Exhibit A at the Per Unit Purchase Price.

1.4 Issuance of Warrants.  The Warrants shall be in form and substance substantially the same as the form of Warrant in Exhibit B.

2. CLOSINGS, DELIVERY AND PAYMENT.

2.1 Initial Closing.  Subject to the conditions set forth in Section 5 herein, the initial closing of the sale and purchase of the Units (the “Initial Closing”), shall take place electronically on such date and at such time as the Company determines (such date the “Initial Closing Date”); upon the earliest of (1) the sale of the Maximum Offering Amount or (2) August  30, 2016 (the “Termination Date”), which Termination Date may be extended by the Company in their joint discretion, without notice or vote by prospective investors, to a date no later than October 31, 2016 (the “Final Termination Date”).  Subject to the foregoing, at the Initial Closing, the Company must sell the minimum of one full Unit for $250,000 (the “Initial Unit”), and the Company may thereafter sell up to a maximum of 5.2 Units.

2.2 Subsequent Closings.  If the Minimum Offering Amount has been raised prior to the Final Termination Date, subject to the conditions set forth in Section 5, each Subsequent Closing shall take place electronically on such date and at such time as is determined by the Company (such date the “Subsequent Closing Date”), in no event later than the Final Termination Date.   Subject to the foregoing, at Subsequent Closings, the Company may sell up to a maximum of 5.2 Units less the number of Units sold in all prior Closings.  The Units sold at the Subsequent Closings are sometimes referred to herein as “Subsequent Units.”

2.3 Delivery; Payment.  At each Closing, subject to the terms and conditions hereof, the Purchasers will deliver the full amount of the Purchase Price in cash by wire transfer of immediately available funds in accordance with instructions included herein, or as the Company shall otherwise direct and the Company will deliver (1) one (1) certificate registered in such Purchaser’s name for such number of shares of Common Stock included in the Units purchased by such Purchaser or Subsequent Closing Purchaser, as the case may be, at such Closing and (2)  one Warrant, registered in such Purchaser’s name to purchase such number of Warrant Shares included in the Units purchased by such Purchaser or Subsequent Closing Purchaser, as the case may be, at such Closing.  The Company in its sole discretion, may allow a Purchaser to purchase a partial Unit, in which case the Purchaser shall receive a certificate representing the appropriate number of shares of Common Stock included in such partial Unit and a Warrant for the appropriate number of corresponding Warrant Shares.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that the statements made in this Section 3, except as qualified in the disclosure schedules referenced herein and attached hereto (the “Schedules”), are true and correct on the date hereof, as of the Initial Closing and shall be true and correct as of each Subsequent Closing, except as qualified by any updated Schedules delivered at the Subsequent Closing, in accordance with Section 5.1.1 herein, all of which qualifications in the Schedules attached hereto and updated Schedules delivered at the Subsequent Closing shall be deemed to be representations and warranties as if made hereunder.  The Schedules shall be arranged to correspond to the numbered paragraphs contained in this Section 3, and the disclosure in any paragraph of the Schedules shall qualify other subsections in Section 3 only to the extent that it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other subsections.  For purposes of this Section 3, “knowledge” shall mean the personal knowledge of any of the Company’s officers or directors or what they would have known upon having made reasonable inquiry.

3.1 Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the corporate and general laws of the State of Nevada.  Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction set forth on Schedule 3.1, except where failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2 Subsidiaries.  The SEC Reports include a true and complete list of each of the Subsidiaries and their respective jurisdictions of organization.  Except as set forth on Schedule 3.2, neither the Company nor any Subsidiary owns or controls any ownership interest or profits interest in any other corporation, limited liability company, limited partnership or other entity.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.3 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the required approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.5 Filings, Consents and Approvals.  Except for NASDAQ approval, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

3.6 Issuance of the Securities.  The Units, the shares of Common Stock and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares  on the date hereof.

3.7 Capitalization.  The capitalization of the Company is as set forth in Schedule 3.7 hereto.  Except as disclosed on the SEC Reports, there are no outstanding securities of the Company or any Subsidiary which contain any right of first refusal, preemptive right, right of participation, or any similar right. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, and except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or common stock equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no proxies, stockholder agreements, or any other agreements between the Company or any Subsidiary and any securityholder of such entity or, to the knowledge of the Company, among any securityholders of the Company or any Subsidiary, including agreements relating to the voting, transfer, redemption or repurchase of any securities of such entity.  Neither the Company nor any Subsidiary has any outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in such entity upon the occurrence of certain events. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as required by law, including any federal securities rules and regulations, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company or any Subsidiary pursuant to its organizational documents or other governing documents or any agreement or other instruments to which the Company or any Subsidiary is a party or by which it is bound.

3.8 Shell Company Status; SEC Reports; Financial Statements.   The Company was never a “shell” company as described in Rule 144(i)(1) under the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act , including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials and any amendments filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.   The financial statements (the “Financial Statements”) of the Company included in SEC Reports been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the footnotes thereto except that  unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a material adverse effect.

3.9 Absence of Liabilities.  Except as set forth in the SEC Reports or on Schedule 3.9 hereto,  since the Balance Sheet Date (hereinafter defined): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made. Except as set forth in the SEC Reports or on Schedule 3.9, neither the Company nor any Subsidiary is a guarantor or indemnitor of any liability of any other Person.

For purposes of this Section 3.9, March 31, 2016 is referred to as the “Balance Sheet Date”.

3.10 Agreements; Action.

3.10.1. Disclosure.  Except as set forth on Schedule 3.10.1 , the SEC Reports include exhibits consisting of all of the following Contracts to which the Company and its Subsidiaries or any of their respective properties or assets are a party or otherwise bound (each a “Material Contract”):

(a) Contracts not made in the ordinary course of business;

(b) each Contract pursuant to which (x) the Company or any Subsidiary is granted rights to, or ownership in, any Intellectual Property (as defined below) by any other Person (excluding “shrink wrap” licenses for generally available, commercial, off-the-shelf Software that has not been modified), (y) the Company or any Subsidiary purchases components, raw materials, equipment, instruments, and other supplies and machinery that are material to the Company’s or any Subsidiary’s businesses, or supplies any other Person with any components, raw materials, equipment, instruments, and other supplies and machinery, or (z) the Company or any Subsidiary grants another person rights to, or ownership in, any Intellectual Property;

(c) Contracts relating to the manufacture or production of any of the Products;

(d) Contracts among one or more stockholders of the Company or any Subsidiary which by their respective terms require performance after the date hereof;

(e) Contracts or commitments involving future expenditures, actual or potential, in excess of $150,000 after the date hereof;

(f) Contracts or commitments for the performance of services for the Company or any Subsidiary by a third party which has a term of one (1) year or more and involves expenditures by the Company or any Subsidiary of $150,000 or more;

(g) Contracts or commitments relating to commission arrangements with any other Person;

(h) Contracts (A) to employ, engage or terminate executive officers and other Contracts with present or former executive officers or directors of the Company which by their respective terms require performance after the date hereof, or (B) that will result in the payment of, or the creation of any Liability on the part of the Company or any Subsidiary to pay, any severance, termination, “golden parachute,” or other similar payments to any present or former executive officers or directors of the Company or any Subsidiary following termination of employment or engagement or otherwise;

(i) any lease under which any Subsidiary is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of $150,000, and any lease under which any Subsidiary is either lessor or lessee of any real property, including any Real Property Lease;

(j) promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay in excess of $150,000, whether the Company or any Subsidiary shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company or any Subsidiary in the ordinary course of business to purchasers of its products or services and obligations to pay vendors in the ordinary course of business and consistent with past practice);

(k) Contracts containing covenants limiting the freedom of the Company or any Subsidiary to engage in any activity anywhere in the world;

(l) Contracts between the Company or any Subsidiary and any United States federal, state or local government or any foreign government, or any Governmental or Regulatory Authority, or any agency or department thereof, or with any educational institution or part thereof;

(m) any power of attorney granted by the Company or any Subsidiary in favor of any Person;

(n) Contracts pertaining to any material joint ventures, partnerships or similar arrangements;

(o) any Contract or other arrangement with an Affiliate; and

(p) any Contract not otherwise required to be listed pursuant to Subsections (a) – (p) above and with respect to which the consequences of a default, non-renewal or termination could reasonably be expected to have a Material Adverse Effect in the absence of a replacement Contract or arrangement therefor.

3.10.2. The Company has provided or made available, either through access to the SEC Reports or otherwise upon request, true and complete copies, of all of the Material Contracts to the Purchasers.  Each of the Material Contracts is (a) in full force and effect, (b) a valid and binding obligation of, and is enforceable in accordance with its terms against the Company or the applicable Subsidiary that is party thereto and, to the knowledge of the Company, each of the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors’ rights generally or by general equitable principles, (c) except for those Material Contracts disclosed pursuant to Section 3.10.1(a) and identified as such, was made in the ordinary course of business, and (d) contains no provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to operate its business in the manner in which it is currently operated.

3.10.3. To the best of the Company’s knowledge, each of the Company and its Subsidiaries has in all material respects performed the obligations required to be performed by it to date under each Material Contract to which it is a party and is not in default or breach thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.  Neither the Company nor any Subsidiary or any other party to any Material Contract has provided any notice to the other party or to the Company or any Subsidiary, as applicable, of its intent to terminate, withdraw its participation in, or not renew any such Material Contract.  Neither the Company nor its Subsidiaries has, and to the knowledge of the Company, no other party to any Material Contract has, threatened to terminate, withdraw from participation in, or not renew any such Material Contract.  To the knowledge of the Company, no other party to any Material Contract is in breach or default under any provision thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

3.10.4. No Consent of any party to any Material Contract is required in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

3.10.5. The execution, delivery and performance of this Agreement and the other Transaction Documents do not and will not (a) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Material Contract, (b) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Material Contract or (c) result in the creation or imposition of any Liability or any Encumbrances upon the Intellectual Property or any assets of the Company or any Subsidiary under the terms of any such Material Contract.

3.10.6. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary or any representative thereof is a party to any binding Contract or has engaged in the past twelve (12) months in any discussions regarding, and is not a party to or otherwise bound by any Contract in respect of, (a) any purchase, lease, license or other acquisition of any other Person, whether by equity purchase, merger, consolidation, reorganization or otherwise, or all or substantially all of the assets of any other Person, or the entering into by the Company or any Subsidiary of any share exchange with any other Person, (b) any change of control transaction with respect to the Company or its Subsidiaries, or (c) liquidation with respect to the Company or any Subsidiary.

3.11 Changes.  Except as set forth on Schedule 3.11, or as disclosed in the SEC Reports, or where the occurrence of any of the following events would not have a Material Adverse Effect, since December 31, 2015 there has not been:

3.11.1. any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) against the Company that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, has had or could reasonably be expected to have a Material Adverse Effect;

3.11.2. any resignation or termination of any director, officer or key employee of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received notification of any impending resignation from any such Person;

3.11.3. any material change in the contingent obligations of the Company or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

3.11.4. any material damage, destruction or loss adversely affecting the assets, properties, business, financial condition or prospects of the Company and its Subsidiaries taken as a whole, whether or not covered by insurance;

3.11.5. any waiver by the Company or any Subsidiary of a valuable right or of any debt;

3.11.6. any development, event, change, condition or circumstance that constitutes, whether with or without the passage of time or the giving of notice or both, a default under any outstanding debt obligation of the Company or any Subsidiary;

3.11.7. any change in any compensation arrangement or agreement with any employee, consultant, officer, director or stockholder of the Company or any Subsidiary that would increase the cost of any such agreement or arrangement to the Company or any Subsidiary by more than $10,000 in each instance;

3.11.8. any labor organization activity of the employees of the Company or any Subsidiary;

3.11.9. any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary;

3.11.10. any change in the accounting methods or practices followed by the Company or any Subsidiary; or

3.11.11. any Contract or commitment made by the Company or any Subsidiary to do any of the foregoing.

3.12 Title to Properties and Assets; Liens, etc.  Except where a violation of this Section 3.12 could not reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary has good and marketable title to the properties and assets it owns, and the Company and each Subsidiary has a valid license in all properties and assets licensed by it, including the properties and assets reflected as owned in the most recent balance sheet included in the Financial Statements, and has a valid leasehold interest in its leasehold estates, in each case subject to no encumbrance, other than those resulting from taxes which have not yet become delinquent or those of the lessors of leased property or assets. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any Subsidiary are in good operating condition and repair, ordinary wear and tear excepted and are fit and usable for the purposes for which they are being used.  Each of the Company and its Subsidiaries is in compliance with all terms of each lease to which it is a party or is otherwise bound.

3.13 Intellectual Property.

~~3.13.1.~~ The Company or the applicable Subsidiary is the owner or licensee of all intellectual property and all Licensed Intellectual Property as described in the SEC Documents (collectively, the “Intellectual Property”).  Neither the Company nor any Subsidiary has licensed any Intellectual Property to any Person. All of the registrations and applications for registration of the Intellectual Property are valid, subsisting and in full force and effect, and all actions and payments necessary for the maintenance and continuation of such Intellectual Property have been taken or paid on a timely basis.  The Company and its Subsidiaries owns or possesses sufficient legal rights to use all of the Intellectual Property and the exclusive right to use all Owned Intellectual Property and all Licensed Intellectual Property as being licensed to the Company and its Subsidiaries.

3.13.2. To the knowledge of the Company, the business as currently conducted and as proposed to be conducted by the Company and its Subsidiaries has not and will not constitute any infringement of the Intellectual Property rights of any other Person which could reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, the development of Product candidates and the use, manufacture or sale of the Company’s Products based on the Intellectual Property does not, and will not, infringe the Intellectual Property rights of any third Person.  To the knowledge of the Company, no employee or agents of the Company or any Subsidiary have misappropriated the Intellectual Property rights of any Person.

3.13.3. There are no outstanding options or other rights to acquire any Intellectual Property.  To the knowledge of the Company, each licensor of the Licensed Intellectual Property is the sole and exclusive owner of such Licensed Intellectual Property and has the sole and exclusive right and authority to grant licenses to such Licensed Intellectual Property.

3.13.4. The Company nor any Subsidiary has received any written communications alleging or suggesting that it has violated or, by conducting its business as currently conducted or proposed to be conducted, would infringe or misappropriate any of the Intellectual Property rights of any other Person.

3.13.5. It is not necessary to the business of the Company or any Subsidiary, as currently conducted or as proposed to be conducted, to utilize any inventions, trade secrets or proprietary information of any of its employees, agents, developers, consultants or contractors made prior to their employment by or service to such entity, except for inventions, trade secrets or proprietary information that have been assigned or licensed to the Company or any Subsidiary.

3.13.6. Except as disclosed in the SEC Reports, since the date of the Company’s incorporation, there has not been any sale, assignment or transfer of any material Intellectual Property or other material intangible assets of the Company by the Company or any Subsidiary.

3.13.7. To the knowledge of the Company, no Intellectual Property is subject to any interference, reissue, reexamination, opposition or cancellation proceeding or any other Legal Proceeding or subject to or otherwise bound by any outstanding Order or Contract (other than in the case of any Licensed Intellectual Property, the Contract pursuant to which the Company licenses the rights to such Licensed Intellectual Property) that restricts in any manner the use, transfer or licensing thereof by the Company or any Subsidiary or may affect the validity, use or enforceability of such Intellectual Property. Neither the Company nor any Subsidiary has any knowledge of any fact or circumstance that would render any portion of the Intellectual Property invalid or unenforceable.

3.13.8. Except where the failure to comply with this Section 3.13.8 could not be reasonably expected to have a Material Adverse Effect, each current and former officer, employee, agent, developer, consultant and contractor who (a) has had or has access to any confidentiality of the trade secrets of the Intellectual Property; and (b) contributed to or participated in the creation and/or development of the Intellectual Property either: (i) is a party to a “work made for hire” agreement under which the Company or any Subsidiary is deemed to be the original owner/author of all right, title and interest in the Intellectual Property created or developed by such Person; or (ii) has executed an assignment or an agreement to assign in favor of the Company or any Subsidiary of all such Person’s right, title and interest in the Intellectual Property.

3.13.9. The execution and delivery of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense, agreement or permission: (a) relating to or affecting any Intellectual Property; or (b) pursuant to which the Company or any Subsidiary is granted a license or otherwise authorized to use any third party Intellectual Property.

3.13.10.  Except as set forth in the SEC Reports, to the knowledge of the Company, no Person is infringing, violating, misappropriating or making unauthorized use of any of the Intellectual Property. Neither the Company nor any Subsidiary have enforced and taken such commercially reasonable steps as are necessary to protect and preserve all rights in the Intellectual Property against the infringement, violation, misappropriation and unauthorized use thereof by any Person.  Each of the Company or the Subsidiary has the right to: (a) bring actions for past, present and future infringement, dilution, misappropriation or unauthorized use of any Intellectual Property owned or licensed by such entity, injury to goodwill associated with the use of any such Intellectual Property, unfair competition or trade practices violations of and other violation of such Intellectual Property; and (b) with respect to the  Intellectual Property owned exclusively by the Company or any Subsidiary, receive all proceeds from the foregoing set forth in subsection (a) hereof, including, without limitation, licenses, royalties income, payments, claims, damages and proceeds of suit.

3.14 Compliance with Other Instruments.  Except as set forth in the SEC Reports or on Schedule 3.14, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.15 Litigation.  Except as set forth in the SEC Reports,  there is no Legal Proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any investigation of the Company or any Subsidiary, nor is the Company aware of any fact that would make any of the foregoing reasonably likely to arise. Neither the Company nor any Subsidiary is a party or subject to the provisions of any Order. Except as set forth in the SEC Reports, there is no Legal Proceeding by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

3.16 Tax Returns and Payments.

3.16.1. Except as set forth in the SEC Reports, the Company and each Subsidiary has filed all Tax Returns required to be filed by it, and each such entity has timely paid all Taxes owed (whether or not shown on any Tax Return).  All such Tax Returns were complete and correct, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of such entity and any other information required to be shown thereon. The Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, creditor, independent contractor, shareholder, member or other third party.  The Company and each Subsidiary has established adequate reserves for all Taxes accrued but not yet payable. No deficiency assessment with respect to or proposed adjustment of the Company and/or any Subsidiaries Taxes is pending or, to the knowledge of the Company, threatened.  There is no tax lien (other than for current Taxes not yet due and payable), imposed by any taxing authority, outstanding against the assets, properties or the business of the Company or any Subsidiary.

3.16.2. Neither the Company nor any Subsidiary has agreed to make any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any corresponding provision of state, local or foreign tax law) by reason of a change in accounting method or otherwise, and neither the Company nor any Subsidiary will be required to make any such adjustment as a result of the transactions contemplated by this Agreement.  Neither the Company nor any Subsidiary has been or is a party to any tax sharing or similar agreement. Neither the Company nor any Subsidiary is or has ever been a party to any joint venture, partnership, limited liability company, or other arrangement or Contract which could be treated as a partnership for federal income tax purposes.  Neither the Company nor any Subsidiary is or has ever been a “United States real property holding corporation” as that term is defined in Section 897 of the Code.

3.17 Employees.

3.17.1. (a) Neither the Company nor any Subsidiary has, or has ever had any, collective bargaining agreements with any of its employees; (b) there is no labor union organizing activity pending or, to the knowledge of the Company, threatened with respect to the Company or any Subsidiary; (c) no employee has or is subject to any agreement or Contract to which the Company or any Subsidiary is a party (including, without limitation, licenses, covenants or commitments of any nature) regarding his or her employment or engagement; (d) to the best of the Company’s knowledge, no employee is subject to any Order that would interfere with his or her duties to the Company or any Subsidiary or that would conflict with the businesses the Company or any Subsidiary as currently conducted and as proposed to be conducted; (e) no employee is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such Person to be employed by, or to contract with, the Company or any Subsidiary; (f) to the best of the Company’s knowledge, the continued employment by the Company or any Subsidiary of its present employees, and the performance of their respective duties to such entity, will not result in any violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any written notice alleging that such violation has occurred; (g) no Employee or consultant has been granted the right to continued employment by or service to the Company or any Subsidiary or to any compensation following termination of employment with or service to the Company or any Subsidiary; and (h) neither the Company nor any Subsidiary has any present intention to terminate the employment or engagement or service of any officer or any significant employee or consultant

3.17.2. Except as set forth in the SEC Reports, there are no outstanding or, to the knowledge of the Company, threatened claims against the Company or any Subsidiary or any Affiliate (whether under federal or state law, under any employment agreement, or otherwise) asserted by any present or former employee or consultant of the Company or any Subsidiary.  Neither the Company nor any Subsidiary is in violation of any law or Requirement of Law concerning immigration or the employment of persons other than U.S. citizens.

3.18 Pension and Other Employee Benefit Plans.

3.18.1. There are set forth or identified in the SEC Reports all of the plans, funds, policies, programs and arrangements sponsored or maintained by the Company or any Subsidiary on behalf of any employee or former employee of the Company or any Subsidiary (or any dependent or beneficiary of any such Employee or former employee) with respect to (a) deferred compensation or retirement benefits; (b) severance or separation from service benefits (other than those required by law); (c) incentive, performance, stock, share appreciation or bonus awards; (d) health care benefits; (e) disability income or wage continuation benefits; (f) supplemental unemployment benefits; (g) life insurance, death or survivor’s benefits; (h) accrued sick pay or vacation pay; or (i) any other material benefit offered under any arrangement constituting an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and not excepted by Section 4 of ERISA (the foregoing being collectively called “Employee Benefit Plans”).  Schedule 3.18.1 sets forth all such Employee Benefit Plans subject to the provisions of Section 412 of the Code as well as any “multi-employer plans” within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of ERISA. Except as set forth on Schedule 3.18.1,  the transactions contemplated by this Agreement will not result in any payment or series of payments by the Purchasers, the Company or any Subsidiary of an “excess parachute payment” within the meaning of Section 280G of the Code or any other severance, bonus or other payment on account of such transactions.  Except as set forth on Schedule 3.18.1, none of the Employee Benefit Plans is under investigation or audit by the United States Department of Labor, the Internal Revenue Service or any other Governmental or Regulatory Authority.

3.18.2. Except as set forth in the SEC Reports, (a) the Company and each Subsidiary has complied with its obligations under all applicable Requirements of Law including, without limitation, of ERISA and the Code with respect to such Employee Benefit Plans and all other arrangements that provide compensation or benefits to any Employee and the terms thereof, whether or not such person is directly employed by the Company or any Subsidiary and (b) there are no pending or, to the knowledge of the Company, threatened actions or claims for benefits by any Employee, other than routine claims for benefits in the ordinary course of business.  No Employee Benefit Plan provides any benefits to any former employees.

3.18.3. All Employee Benefit Plans that are intended to meet the requirements of Section 401(a) of the Code have been determined by the Internal Revenue Service to meet such requirements and have at all times operated in compliance with such requirements.

3.18.4. All employment Taxes, premiums for employee benefits provided through insurance, contributions to Employee Benefit Plans, and all other compensation and benefits to which employees are entitled, have been timely paid or provided as applicable, and there is no liability for any such payments, contributions or premiums.

3.19 Real Property.  Neither the Company nor any Subsidiary has any interest in any real estate, except that the Company and its Subsidiaries lease the properties described in the SEC Reports or on Schedule 3.19 (the “Leased Real Property”).  The Leased Real Property is adequate for the operations of each of the Company and its Subsidiaries’ businesses as currently conducted and as contemplated to be conducted.  Except as set forth in the SEC Reports, the Company and each Subsidiary has paid all amounts due from it, and is not in default under any of the Real Property Leases and there exists no condition or event, which, with the passage of time, giving of notice or both, would reasonably be expected to give rise to a default under or breach of the Real Property Leases.

3.20 Permits; Regulatory.

3.20.1           No Regulatory Approval or Consent of, or any designation, declaration or filing with, any Governmental or Regulatory Authority or any other Person is required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents (including, without limitation, the issuance of the Units), except such Regulatory Approvals, Consents, designations, declarations or filings that have been duly and validly obtained or filed, or with respect to any filings that must be made after the Initial Closing or the Subsequent Closing as will be filed in a timely manner. Except as set forth in Schedule 3.20.1, the Company and each Subsidiary has all franchises, Permits, licenses and any similar authority necessary for the conduct of its business as now being conducted, including, without limitation, the Food and Drug Administration (“FDA”) of the U.S. Department of Health and Human Services.

3.20.2 To the best of the Company’s knowledge, all manufacturing and production operations conducted by the Company or  (or by third parties on behalf of the Company and its Subsidiaries including, without limitation, any manufacturing or production being done by any third party in connection with any feasibility, preclinical, clinical or other study, test or trial for or on behalf of the Company or any Subsidiary or any such study, test or trial that is being sponsored by the Company or any Subsidiary or in which the Company or any Subsidiary or any of the Company and its Subsidiaries’ Products is participating), if any, relating to the manufacture or production of the Products are being conducted in compliance with all applicable Requirements of Law including to the extent mandated by relevant regulatory agencies, without limitation, current Good Manufacturing Practices or similar foreign requirements.

3.20.3 Except as set forth in Schedule 3.20.2, neither the Company nor any Subsidiary or, to the knowledge of the Company, any other Person has received (a) any reports of inspection observations, (b) any establishment inspection reports or (c) any warning letters or any other documents from the FDA or any other Governmental or Regulatory Authority relating to the Products and/or arising out of the conduct of any Subsidiary or any Person which has conducted or is conducting any feasibility, preclinical, clinical or other study, test or trial for or on behalf of the Company or any Subsidiary or any such study, test or trial that is being sponsored by the Company or any Subsidiary or in which any of the Company’s or any Subsidiary’s Products is participating that assert a material violation or material non-compliance with any applicable Requirements of Law (including, without limitation, those of the FDA).

3.21 Environmental and Safety Laws.  Neither the Company nor any Subsidiary has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise, except in compliance with all applicable Environmental Laws.  To the best of the Company’s knowledge, the Company and each Subsidiary and the operation of their respective businesses are in compliance with all applicable Environmental Laws.  To the best of the Company’s knowledge, all of the Leased Real Property and all other real property which the Company or any Subsidiary occupy (the “Premises”) is in compliance with all applicable Environmental Laws and Orders or directives of any Governmental or Regulatory Authority having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or Orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.  Each of the Company and its Subsidiaries and the operation of their respective businesses are and have been in compliance with all applicable Environmental Laws. To the knowledge of the Company, there have occurred no and there are no events, conditions, circumstances, activities, practices, incidents, or actions that may give rise to any common law or statutory liability, or otherwise form the basis of any Legal Proceeding, any Order, any remedial or responsive action, or any investigation or study involving or relating to the Company or any Subsidiary, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substance. To the knowledge of the Company, (a) there is no asbestos contained in or forming a part of any building, structure or improvement comprising a part of any of the Leased Real Property, (b) there are no polychlorinated byphenyls (PCBs) present, in use or stored on any of the Leased Real Property, and (c) no radon gas or the presence of radioactive decay products of radon are present on, or underground at any of the Leased Real Property at levels beyond the minimum safe levels for such gas or products prescribed by applicable Environmental Laws.  Each of the Company and its Subsidiaries has obtained and is maintaining in full force and effect all necessary Permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon, and is in compliance with all such Permits, licenses and approvals. Neither the Company nor any Subsidiary has caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Premises, and, to the knowledge of the Company, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance.

3.22 Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit

3.23 Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchasers contained in the subscription agreements entered into by each Purchaser in connection with this Agreement, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be exempt from registration and qualification under applicable state securities laws.

3.24 Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is, as of each Closing Date, true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

3.25 Investment Company Act.  Neither the Company nor any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.26 Foreign Payments; Undisclosed Contract Terms.

3.26.1. To the knowledge of the Company, neither the Company nor any Subsidiary has made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any Person in violation of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations promulgated thereunder.

3.26.2. To the knowledge of the Company, there are no understandings, arrangements, agreements, provisions, conditions or terms relating to, and there have been no payments made to any Person in connection with any agreement, Contract, commitment, lease or other contractual undertaking of the Company or any Subsidiary which are not expressly set forth in such contractual undertaking.

3.27 No Broker.  Neither the Company nor any Subsidiary has employed any broker or finder, or incurred any liability for any brokerage or finder’s fees in connection with the sale of the Units, or the Common Stock and Warrants underlying the Units pursuant to this Agreement or the other Transaction Documents.

3.28 Compliance with Laws.  Neither the Company nor any Subsidiary is in violation of, or in default under, any Requirement of Law applicable to such Subsidiary, or any Order issued or pending against such Subsidiary or by which the Company’s or such Subsidiary’s properties are bound, except for such violations or defaults that have not had, and could not reasonably be expected to have, a Material Adverse Effect.

3.29 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of any of the shares of Common Stock, Warrants and Warrant Shares (collectively, the “Securities”) to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.30 Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.31 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.32 Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.33 Stock Option Plans. Except as set forth in the SEC Reports or on, each stock option or stock issuance granted by the Company under the Company’s stock incentive plan was granted (i) in accordance with the terms of the Company’s stock incentive plan and (ii) such options had an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.34 Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.35 U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

3.36 Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.37 Bad Actor Disqualification

(a) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(b) Other Covered Persons. The Company is not aware of any person that (i) has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities and (ii) who is subject to a Disqualification Event.

3.40           Notice of Disqualification Events. The Company will notify the Purchaser in writing of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, prior to any Closing of this Offering.

3.41           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.42           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.43           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.44           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.45           DTC Status.  The Company’s transfer agent, Interwest Transfer Company, Inc.                  , (the “Transfer Agent”) is a member participant of the Depository Trust Company Automated Securities Transfer Program.  The Company's Common Stock is currently eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. As of the date of the Agreement, the Company’s securities are currently trading on NASDAQ under the symbols “MDVX” and “MDVXW”.

3.46           OFAC. Neither the Company nor any Subsidiary or, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or person acting on behalf of any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions.

3.47           Registration Rights.  Except as set forth in  SEC Reports and as required pursuant to the Registration Rights Agreement, neither the Company nor any Subsidiary is under any obligation, or has granted any rights that have not been terminated, to register any of such Subsidiary’s currently outstanding securities or any of its securities that may hereafter be issued.

3.48           Material Non-Public Information. Except with respect to the transactions contemplated hereby that will be publicly disclosed, neither the Company nor any Subsidiary has provided any Purchaser with any information that such Subsidiary believes constitutes material non-public information.

3.49           Right to Receive Additional Shares. Except as set forth in the Memorandum, the SEC Reports or in connection with the Units issued in this Offering, no existing shareholder of the Company has any right to cause the Company to issue additional shares of Common Stock (the “Existing Right Issuances”) to such shareholder.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that each such Purchaser’s representations and warranties in such Purchaser’s subscription agreement (each a “Subscription Agreement” and collectively, the “Subscription Agreements”) entered into in connection with this Agreement, in form and substance substantially the same as the form of Subscription Agreement are true and correct as of their respective Closing, and such representations and warranties are deemed repeated as if contained herein.

5. CONDITIONS TO THE CLOSING.

5.1 Conditions to Purchasers’ Obligations at the Closings.  The obligations of the Purchasers to consummate the transactions contemplated herein to be consummated at the Initial Closing and of each Subsequent Closing, as the case may be, are subject to the satisfaction, on or prior to the date of such Closing, of the conditions set forth below and applicable thereto, which satisfaction shall be determined, or may be waived in writing, the Purchasers or Subsequent Closing Purchasers, as the case may be, who have subscribed for at least a majority of the Units to be purchased at such Closing.

5.1.1. Representations and Warranties; Performance of Obligations.  Each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Initial Closing Date.  As of the Initial Closing, the Company shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Initial Closing Date. As to the Subsequent Closings, each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Subsequent Closing Date, as qualified by any updated Schedules delivered at least five (5) days in advance of the Subsequent Closing to the Subsequent Closing Purchasers participating in the Subsequent Closing. As to the Subsequent Closings, the Company shall have performed and complied with the covenants and provisions of this Agreement and the other Transaction Documents required to be performed or complied with by it at or prior to the Subsequent Closing Date. At each Closing, the Purchasers participating in such Closing shall have received certificates of the Company dated as of the date of such Closing, signed by the president or chief executive officer of the Company, certifying as to the fulfillment of the conditions set forth in this Section 5.1 and the truth and accuracy of the representations and warranties of the Company contained herein (as qualified by the most recently delivered Schedules) as of the Initial Closing Date and, as to each Subsequent Closing, the Subsequent Closing Date.

5.1.2. Issuance in Compliance with Laws.  The sale and issuance of the Units shall be legally permitted by all laws and regulations to which any of the Purchasers and the Company are subject.

5.1.3. Filings, Consents, Permits, and Waivers.  The Company and the Purchasers shall have made all filings and obtained any and all Consents, Permits, waivers, and Regulatory Approvals necessary for consummation of the transactions contemplated by the Agreement and the other Transaction Documents, except for such filings as are not due to be made until after the applicable Closing.

5.1.4. Reservation of the Common Stock and Warrant Shares.  From and after the Initial Closing and any Subsequent Closing, the Common Stock and Warrant Shares, which were the subject of such Closing shall have been duly authorized and reserved for issuance by the Board of Directors.

5.1.5. Registration Rights Agreement.  Concurrently with the issuance of the Units occurring at the Initial Closing, the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), shall have been executed and delivered by the Company and each Purchaser.

5.1.6. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers or the Subsequent Closing Purchasers, as the case may be, and their counsel, and the Purchasers or the Subsequent Closing Purchasers, as the case may be, and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5.1.7. Proceedings and Litigation.  No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Units or the other transactions contemplated by this Agreement or any of the other Transaction Documents.

5.1.8. No Material Adverse Effect.  Since the date hereof, there shall not have occurred any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, that has had, or could reasonably be expected to have, a Material Adverse Effect or which could adversely affect the Company’s ability to perform its respective obligations under this Agreement or any of the other Transaction Documents.

5.1.9. Updated Disclosures.  As to the Subsequent Closings, the Company must have delivered to the Purchasers an updated set of schedules in accordance with Section 5.1.1 and such updated schedules do not reveal any information or the occurrence, since the Initial Closing Date, of any effect, event, condition or circumstance, which individually, or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect and do not include any state of facts that occur as a result of the breach by the Company of any of its obligations under this Agreement or any of the other Transaction Documents.

5.1.10. Payment of Purchase Price.  As to the Initial Closing, each Purchaser shall have delivered to the Company the total purchase price to be paid for such Purchaser’s Initial Units, in the amount set forth opposite such Purchaser’s name on Exhibit A, which shall be no less than $250,000 in aggregate gross proceed.  As to each Subsequent Closing, each Subsequent Closing Purchaser shall have delivered to the Company the total purchase price to be paid for such Subsequent Closing Purchaser’s Subsequent Units.

5.1.11. Delivery of Documents at the Initial Closing.  The Company shall have executed and delivered the following documents, on or prior to the Initial Closing Date:

(a) Certificates.  Certificates representing the Common Stock to be purchased and sold on the Initial Closing Date;

(b) Warrants:  An executed Warrant, in substantially the form of Exhibit B for the Warrants to be issued on the Initial Closing Date;

(c) Secretary’s Certificate.  A certificate of the Secretary of the Company (i) attaching and certifying as to the Company’s Certificate of Incorporation (the “Certificate”), (ii) attaching and certifying as to the Bylaws of the Company in effect at the Initial Closing, (iii) attaching and certifying as to copies of resolutions by the Board of Directors of the Company authorizing and approving this Agreement and the other Transaction Documents and the transactions contemplated hereby (collectively, the “Minutes”); and (iv) certifying as to the incumbency of the officers of the Company executing this Agreement and the other Transaction Documents.

5.1.12. Delivery of Documents at the Subsequent Closing.  At any Subsequent Closing, the Company shall deliver, or shall cause to be delivered to the Subsequent Closing Purchasers the following documents, to be held in escrow pending the completion of such Subsequent Closing:

(a) Certificates.  Certificates representing the Common Stock to be purchased and sold on the Subsequent Closing Date bearing the legends required to be placed on such certificates pursuant to the Transaction Documents;

(b) Warrants:  An executed Warrant, in substantially the form of Exhibit B for the Warrants to be issued on the Subsequent Closing Date;

(c) Secretary’s Certificate.  A bring down of the Secretary’s Certificate.

5.2 Conditions to Obligations of the Company at the Closings.  The obligation of the Company to consummate the transactions contemplated herein to be consummated at the Initial Closing or the Subsequent Closing, as the case may be, is subject to the satisfaction, on or prior to the date of such Closing of the conditions set forth below and applicable thereto, any of which may be waived in writing by the Company:

5.2.1. Representations and Warranties; Performance of Obligations.  Each of the representations and warranties of the Purchasers contained herein shall be true and correct on and as of the Initial Closing Date. As of the Initial Closing Date, the Purchasers shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the Initial Closing Date.  As to the Subsequent Closing, each of the representations and warranties of the Subsequent Closing Purchaser(s) contained herein shall be true and correct on and as of the Subsequent Closing Date.  As to the Subsequent Closing, the Subsequent Closing Purchaser(s) shall have performed and complied with the covenants and provisions of this Agreement required to be performed and complied with by them at or prior to the Subsequent Closing Date.

5.2.2. Proceedings and Litigation.  No action, suit or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the purchase and sale of the Units or the other transactions contemplated by this Agreement.

5.2.3. Qualifications.  All Permits, if any, that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Initial Closing or Subsequent Closing, as applicable.

6. COVENANTS OF THE PARTIES.

6.1 Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement shall use their respective good faith commercially reasonable efforts to take, or cause to be taken, without any party being obligated to incur any material internal costs or make any payment or payments to any third party or parties which, individually or in the aggregate, are material and are not otherwise legally required to be made, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable for such party to consummate and make effective, in the most expeditious manner practicable, each Closing and the other transactions contemplated hereunder.

6.2           Post-Closing Filings.  In connection with each Closing, the Company and the Purchasers, if applicable, agree to file all required forms or filings under applicable securities laws.

6.3           Transfer Restrictions.

6.3.1           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

6.3.2           The Purchaser agrees to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities, including the Warrant Shares, substantially in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.3.3 Certificates evidencing the shares of Common Stock and Warrant Shares shall be eligible for removal of the restrictive  legend set forth in Section 6.3.2 hereof, (a) following any sale of such shares of Common Stock or Warrant Shares pursuant to Rule 144, or (b) if such shares of Common Stock, or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares of Common Stock and Warrant Shares and without volume or manner-of-sale restrictions, (c) following any sale of such shares of Common Stock, or Warrant Shares, pursuant to the plan of distribution in an effective registration statement (in compliance with any prospectus delivery requirements), or (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the “Removal Date”).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder as permitted by applicable law then in effect.  The Company agrees that following the Removal Date, it will, no later than five (5) trading days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing shares of Common Stock or Warrant Shares, as the case may be, issued with a restrictive legend, together with any reasonable certifications requested by the Company, the Company’s counsel or the Transfer Agent (such fifth (5th) trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6. Certificates for shares of Common Stock and Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser if the Transfer Agent is then a participant in such system and the Company is eligible to use such system and as directed by such Purchaser if either (i) there is an effective registration statement permitting the resale of such shares of Common Stock, or Warrant Shares by the Purchaser (and the Purchaser provides the Company or the Company’s counsel with any requested certifications with respect to future sales of such shares) or (ii) the shares are eligible for resale by the Purchaser under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares of Common Stock and Warrant Shares and without volume or manner-of-sale restrictions.

6.3.4           In addition to any other rights available to a Purchaser, if the Company fails to deliver to a Purchaser unlegended shares of Common Stock or Warrant Shares as required pursuant to this Agreement and after the Legend Removal Date such Purchaser, or a broker on such Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock or Warrant Shares that such Purchaser was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to such Purchaser (in addition to any remedies available to or elected by such Purchaser) the amount by which (a) such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (b) the aggregate purchase price of the shares of Common Stock or the Warrant Shares delivered to the Company for reissuance as unlegended shares (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Common Stock or Warrant Shares delivered to the Company for reissuance as unlegended shares having an aggregate purchase price of $10,000, the Company shall be required to pay the Purchaser $1,000, plus interest. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In. For purposes of this Agreement, the “purchase price” of a (a) share of Common Stock shall be $1.20 per share, and (B) Warrant Share shall be the Exercise Price (as defined in the Warrants).

6.3.5           In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock or Warrant Shares (based on a purchase price of $1.20 per share of Common Stock or the Exercise Price for such Warrant Shares, as the case may be) delivered for removal of the restrictive legend, $10 per trading day (increasing to $20 per trading day five (5) trading days after such damages have begun to accrue)) for each trading day after the fifth (5th) trading day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.4 Furnishing of Information; Public Information. For so long as any Purchaser holds any Securities, or if earlier, for a period of twenty-four (24) months following the Termination Date (or the Final Termination Date if the Offering is extended by the Company) the Company covenants to file all annual and quarterly periodic reports with the SEC pursuant to Section 15(d) of the Exchange Act or alternatively, if registered under Section 12(b) or 12(g) of the Exchange Act, maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all such annual and quarterly reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Unless the Securities owned by such Purchaser shall have been registered for resale, if at any time during the period commencing from the date that is 6 months after the date hereof and ending 24 months following the Termination Date (or the Final Termination Date if the Offering is extended by the Company) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the pro-rata portion of such Purchaser’s Purchase Price attributable to the unsold shares of Common Stock and Warrant Shares on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until the earlier of (A) the date such Public Information Failure is cured and (B) such time that such public information is no longer required for the Purchasers to transfer their shares of Common Stock and Warrant Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 6.4 are referred to herein as “Public Information Failure Payments”.  Public Information Failure Payments shall be paid on the earlier of (Y) the last day of the calendar month during which such Public Information Failure Payments are incurred, and (Z) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything herein to the contrary, the maximum payment hereunder shall not exceed twelve (12%) percent of such Purchaser’s Purchase Price. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

6.5 Listing of Securities.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Warrant Shares of each Purchaser, and will take such other action as is necessary or desirable to cause such Common Stock and any Warrant Shares to be listed on such other trading market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market (as defined in the Warrant) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of any such Trading Market (as defined in the Warrant).

6.6 Reservation of Shares.  From and after the Initial Closing and any Subsequent Closing, the Company shall at all times thereafter while the Common Stock and Warrants which were purchased and sold at such Closing are outstanding maintain a reserve from its duly authorized shares of Common Stock of a number of shares of Common Stock sufficient to allow for the issuance of Common Stock and Warrant Shares, which were the subject of such Closing.

6.7 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.  If a replacement certificate or instrument evidencing any securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.8 Securities Laws; Publicity.  The Company shall by 8:30 a.m. (New York City time) on the trading day immediately, following a Closing hereunder, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto to the extent required by law.  The Company shall not publicly disclose the name of Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

6.9 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

6.10 Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

6.11 Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.12 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use the proceeds for (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

6.13 Participation in Future Financing.    Except as otherwise set forth in this Section 6.13:

6.13.1           From the date hereof until the one year anniversary of the Final Closing Date, upon any issuance by the Company, any of its Subsidiaries (or any resulting Person due to any “Spin-Outs”) in an offering pursuant to which any of the foregoing raises gross proceeds of at least $1,000,000 of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to such Purchaser’s proportionate share of the Subsequent Financing based on such Purchaser’s participation in this Offering (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

6.13.2           At least 10 trading days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser made within one trading day following the receipt by the Purchaser of the Pre-Notice, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) trading day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

6.13.3           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th trading day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such 5th trading day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

6.13.4           If by 5:30 p.m. (New York City time) on the 5th trading day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

6.13.5           If by 5:30 p.m. (New York City time) on the 5th trading day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Units purchased on the Closing Date by a Purchaser participating under this Section 6.13 and (y) the sum of the aggregate Units purchased by all Purchasers participating under this Section 6.13.

6.13.6           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 6.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 trading days after the date of the initial Subsequent Financing Notice.

6.13.7           Notwithstanding the foregoing, this Section 6.13 shall not apply in respect of issuances in connection with (i) an Exempt Issuance (as defined below); (ii) an underwritten public offering pursuant to a registration statement filed under the Securities Act; (iii) a joint venture or acquisition of another entity by the Company, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such entity or otherwise; (iv) services rendered to or equipment leases of the Company.

6.13.8           For the purposes of this Sub-Section, Exempt Issuance shall mean the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (collectively, the “ESOP”), (b) except as specifically provided herein, securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 6.13, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

6.14 Nasdaq Approval.   The Company shall have received evidence reasonably satisfactory to the Company that the Shares and the Warrant Shares have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

7. INDEMNIFICATION AND EXPENSES.

7.1 The Company Indemnification.  The Company shall indemnify and hold harmless each Purchaser and any of such Purchaser’s Affiliates and any Person which controls, is controlled by, or under common control with (within the meaning of the Securities Act) such Purchaser or any such Affiliate, and each of their respective directors and officers, and the successors and assigns and executors and estates of any of the foregoing (each, an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against all Indemnified Losses imposed upon, incurred by, or asserted against any of the Indemnified Parties resulting from, relating to or arising out of:

7.1.1. any representation or warranty made in this Agreement or any of the other Transaction Documents or in any certificate or other instrument delivered by or on behalf of the Company not being true and correct in any material respect when made;

7.1.2. any breach or non-fulfillment of any covenant or agreement to be performed by the Company under this Agreement or the other Transaction Documents;

7.1.3. any third party action or claim against any Indemnified Party arising out of any misrepresentation or breach described in Section 7.1.1 or Section 7.1.2; or

7.1.4. any third party action or claim relating in any way to the Indemnified Party’s status as a security holder of the Company, as a Person which controls, is controlled by or under common control with (within the meaning of the Securities Act) any such Indemnified Party or as a director or officer of any of the foregoing (including, without limitation, any and all Indemnifiable Losses arising under the Securities Act, the Securities Exchange Act of 1934, as amended, or similar securities law, or any other Requirements of Law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by such Indemnified Party as a security holder; provided that the Company shall not be obligated to indemnify or hold harmless any Indemnified Party under this Section 7.1.4 against any Indemnified Losses resulting from or arising out of any such action or claim if it has been adjudicated by a final and non-appealable determination of a court or other trier of fact of competent jurisdiction that such Indemnified Losses were the result of (a) a breach of such Indemnified Party’s fiduciary duty, (b) any action or omission made by the Indemnified Party in bad faith, (c) such Indemnified Party’s willful misconduct, or (d) any criminal action on the part of such Indemnified Party.

7.2           Attorneys’ Fees and Expenses.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or any Transaction Document, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

8. MISCELLANEOUS.

8.1 Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury.  This Agreement shall be governed in all respects by the laws of the State of New York without regard to the conflict of laws principles of the State of New York or any other jurisdiction. No suit, action or proceeding with respect to this Agreement or any of the Transaction Documents may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement or any of the Transaction Documents and for any counterclaim therein.

8.2 Survival of Representations and Warranties.  The representations and warranties made by the Company and the Purchasers herein at each Closing shall survive such Closing for a period of twelve (12) months. All statements contained in any certificate or other instrument delivered by or on behalf of any party to this Agreement, pursuant to or in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents shall be deemed to be representations and warranties made by such party as of the date of such certificate or other instrument.

8.3 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party.  Notwithstanding the foregoing (a) any Purchaser may assign or transfer, in whole or, from time to time, in part, the right to purchase all or any portion of the Units to one or more of its Affiliates (subject to Affiliate qualification as an Accredited Investor) and (b) from and after the Initial Closing Date, any Purchaser or other holder of Common Stock may assign, pledge or otherwise transfer, in whole or from time to time in part, its rights hereunder to any Person who acquires any interest in any Common Stock and (c) any Purchaser may assign or transfer any of its rights or obligations under this Agreement, in whole or from time to time in part, to the Company or any other Purchaser or any Affiliate of any other Purchaser.  As a condition of any transfer pursuant to this Section 8.3, the transferee must agree in writing for the benefit of all parties to this Agreement (which writing shall be in form and substance reasonably acceptable to all parties to this Agreement) to be bound by the terms and conditions of this Agreement and all other Transaction Documents with respect to any Common Stock being transferred hereunder.

8.4 Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the other Transaction Documents and each of the Exhibits delivered pursuant thereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.5 Severability.  If any provision of the Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

8.6 Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Purchasers (and, to the extent of any assignment under Section 8.3 hereof, their respective permitted assigns and any permitted assigns thereof) holding a majority of the voting power of the then outstanding Common Stock and Warrant Shares purchased under this Agreement held by such holders.

8.7 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  Any waiver or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement, the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of the Agreement, the other Transaction Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the other Transaction Documents, or otherwise afforded to any party, shall be cumulative and not alternative.

8.8 Notices.  All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be addressed (i) if to a Purchaser, at such Purchaser’s address, fax number or email address, as furnished to the Company on the signature page below or as otherwise furnished to the Company by the Purchaser in writing, or (ii) if to the Company, to the attention of the President at such address, fax number or email address furnished to the Purchasers on the signature page below or as otherwise furnished by the Company in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail.  Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

8.9 Expenses.  The Company shall pay all costs and expenses that it incurs with respect to the preparation, negotiation, execution, delivery and performance of this Agreement, including, without limitation, any costs and expenses of its counsel.

8.10 Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.11 Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts (including execution by facsimile), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

8.12 Acknowledgment.  Any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement or in any other Transaction Documents shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations, warranties and indemnities contained in this Agreement and the other Transaction Documents, and the respective parties may rely on the representations, warranties and indemnities made to them in this Agreement and the other Transaction Documents irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after any Closing.

8.13 Publicity.  Except as otherwise required by law or applicable stock exchange rules, no announcement or other disclosure, public or otherwise, concerning the transactions contemplated by this Agreement shall be made, either directly or indirectly, by any party hereto which mentions another party (or parties) hereto without the prior written consent of such other party (or parties), which consent shall not be unreasonably withheld, delayed or conditioned.

8.14 No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

8.15 Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

9. DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings herein specified:

9.1 “Affiliate” shall mean, with respect to any Person specified: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) the spouse, parents, children, siblings, mothers-in-law, fathers-in law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law of the Person specified, whether arising by blood, marriage or adoption, and any Person who resides in the specified Person’s home.  For any director, officer, or Subsidiary of the Person specified.  For purposes of this definition and without limitation to the previous sentence, (x) “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person beneficially owning, directly or indirectly, more than ten percent (10%) or more of any class of voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

9.2 “Agreement” shall have the meaning set forth in the preamble to this Agreement.

9.3 “Balance Sheet Date” shall have the meaning set forth in Section 3.9.

9.4 “Budget” shall have the meaning set forth in Section 3.21.

9.5 “Certificate” shall have the meaning set forth in Section 5.1.13.

9.6 “Closing” shall mean the Initial Closing or the Subsequent Closing, as applicable.

9.7 “Code” shall have the meaning set forth in Section 3.16.2.

9.8 “Closing Date” shall mean the Initial Closing Date or the Subsequent Closing Date, as applicable.

9.9  “Common Stock” shall have the meaning set forth in the preamble to this Agreement.

9.10 “Common Stock Equivalents” shall means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

9.11 “Company” shall have the meaning set forth in the preamble to this Agreement.

9.12 “Consents” shall mean any consents, waivers, approvals, authorizations, or certifications from any Person or under any Contract, Organizational Document or Requirement of Law, as applicable.

9.13 “Contracts” shall mean any indentures, indebtedness, contracts, leases, agreements, instruments, licenses, undertakings and other commitments, whether written or oral.

9.14 “Copyrights” shall mean all copyrights, copyrightable works, mask works and databases, including, without limitation, any computer software (object code and source code), Internet web-sites and the content thereof, and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same including all reissues, extensions and renewals thereto, and all moral rights thereto under the laws of any jurisdiction.

9.15 “Employee” shall have the meaning set forth in Section 3.17.1.

9.16 “Employee Benefit Plans” shall have the meaning set forth in Section 3.18.1.

9.17 “Encumbrances” shall mean any security interests, liens, encumbrances, pledges, mortgages, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever.

9.18 “Environmental Laws” shall mean any Federal, state or local law or ordinance or Requirement of Law or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

9.19 “ERISA” shall have the meaning set forth in Section 3.18.1.

9.20 “FDA” shall have the meaning set forth in Section 3.22.1.

9.21 “Financial Statements” shall have the meaning set forth in Section 3.8.

9.22 “Governmental or Regulatory Authority” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

9.23 “Hazardous Substances” shall mean oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

9.24 “Indemnified Losses” shall mean all losses, Liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses arising out of any third party claim or action against an Indemnified Party, including, without limitation, the actual costs paid in connection with an Indemnified Party’s investigation and evaluation of any claim or right asserted against such Indemnified Party and all reasonable attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnified Party’s enforcement of the indemnification provisions of Section 7 of this Agreement.

9.25 “Indemnified Party” shall have the meaning set forth in Section 7.1.

9.26  “Initial Closing” shall have the meaning set forth in Section 2.1.

9.27 “Initial Closing Date” shall have the meaning set forth in Section 2.1.

9.28 “Initial Units” shall have the meaning set forth in Section 1.2.

9.29 “Leased Real Property” shall have the meaning set forth in Section 3.19.

9.30 “Legal Proceeding” shall mean any action, suit, arbitration, claim or investigation by or before any Governmental or Regulatory Authority, any arbitration or alternative dispute resolution panel, or any other legal, administrative or other proceeding.

9.31 “Liabilities” shall mean all obligations and liabilities including, without limitation, direct or indirect indebtedness, guaranties, endorsements, claims, losses, damages, deficiencies, costs, expenses, or responsibilities, in any of the foregoing cases, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured.

9.32 “Licensed Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, know-how, inventions, methods, techniques and other intellectual property any one or more  Entities have or has the right to use in connection with its business or their respective businesses, as applicable, pursuant to license, sublicense, agreement or permission.

9.33 “Material Adverse Effect” shall have the meaning set forth in Section 3.1.

9.34 “Material Contract” shall have the meaning set forth in Section 3.10.1.

9.35 “Order” shall mean any judgment, order, writ, decree, stipulation, injunction or other determination whatsoever of any Governmental or Regulatory Authority, arbitrator or any other Person whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final and whether voluntarily imposed or consented to).

9.36 “Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of incorporation, by-laws or other governing or constitutive documents, if any.

9.37 “Owned Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology, trade secrets, know-how, inventions, methods, techniques and other intellectual property owned by the Company or any of its Subsidiaries.

9.38 “Patents” shall mean patents and patent applications (including, without limitation, provisional applications, utility applications and design applications), including, without limitation, reissues, patents of addition, continuations, continuations-in-part, substitutions, additions, divisionals, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions and the like, any foreign or international equivalent of any of the foregoing, and any domestic or foreign patents or patent applications claiming priority to any of the above.

9.39 “Permits” shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, Orders, qualifications and similar rights or approvals granted or issued by any Governmental or Regulatory Authority relating to the Business.

9.40 “Per Unit Purchase Price” shall have the meaning set forth in Section 1.2.

9.41 “Person” shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or Governmental or Regulatory Authority.

9.42 “Intentionally Omitted”

9.43  “Premises” shall have the meaning set forth in Section 3.23.

9.44 “Products” shall have the meaning set forth in Section 3.10.1(c)

9.45 “Purchase Price” shall mean the “Total Purchase Price Amount” set forth in Exhibit A for each respective Purchaser.

9.46 “Purchasers” and “Purchaser” shall have the meaning set forth in the preamble to this Agreement.

9.47 “Real Property Leases” shall have the meaning set forth in Section 3.19.

9.48 "Registration Rights Agreement” shall have the meaning set forth in Section 5.1.5.

9.49  “Regulatory Approvals” shall mean all Consents from all Governmental or Regulatory Authorities.

9.50 “Requirement of Law” shall mean any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, and any Order.

9.51 “Schedules” shall have the meaning set forth in the preamble to Section 3.

9.52 “SEC” shall mean Securities and Exchange Commission.

9.53 “SEC Reports” shall have the meaning set forth in Section 3.8.

9.54 “Securities” shall have the meaning set forth in Section 3.33.

9.55 “Securities Act” shall have the meaning set forth in Section 3.25.

9.56 “Subsequent Closing” shall mean the funding which occurs on the Subsequent Closing Date.

9.57 “Subsequent Closing Date” shall have the meaning set forth in Section 2.2.

9.58 “Subsequent Closing Purchaser” shall have the meaning set forth in Section 1.3.

9.59  “Subsidiaries” and “Subsidiary” shall mean, with respect to any Person (including the Company), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person.

9.60 “Suppliers” shall have the meaning set forth in Section 3.20.2.

9.61 “Tax Returns” shall mean any declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed in connection with the calculation, assessment or collection of any Taxes or, when none is required to be filed with a taxing authority, the statement or other document issued by, a taxing authority.

9.62 “Taxes” shall mean (i) any tax, charge, fee, levy or other assessment including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign Governmental or Regulatory Authority, domestic or foreign or (ii) any Liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation §1.1502-6 or comparable Requirement of Law.

9.63 “Trademarks” shall mean trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, uniform resource locators (URLs), domain names, trade dress, any other names and locators associated with the Internet, other source of business identifiers, whether registered or unregistered and whether or not currently in use, and registrations, applications to register and all of the goodwill of the business related to the foregoing.

9.64 “Transaction Documents” shall mean this Agreement, the Subscription Agreements, the Warrant, the Registration Rights Agreement and all other documents, certificates and instruments executed and delivered at any Closing.

9.65 “Units” shall have the meaning set forth in the preamble to this Agreement.

9.66  “Warrant Shares” shall have the meaning set forth in Section 1.1.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of [____________], 2016.

COMPANY: MEDOVEX CORPORATION
By: _____________________________ Name: Title: Address: Tel: Fax: email:

PURCHASERS:

The Purchasers set forth on Exhibit A to the Agreement have executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Purchaser is deemed to have executed the UNIT PURCHASE AGREEMENT in all respects and is bound to purchase the Units set forth in such Subscription Agreement and Exhibit A to the Agreement.

Company Disclosure Schedules

3.1 The Company is incorporated in the State of Nevada.  The Company is qualified to do business in the State of Georgia, Minnesota and Florida.  Streamline, Inc. is incorporated in the State of Nevada. Streamline, Inc. is qualified to do business in the State of Minnesota.

3.2 N/A

3.7 The Company has 13,057,476 shares of Common Stock outstanding, 2,752,105 warrants to purchase Common Stock outstanding and options to purchase 594,900 shares of common stock.  The Company has 655,100 shares reserved for issuance pursuant to its Incentive Stock Plan.

3.9 N/A

3.10 N/A

3.10.1 (f) If finances are available, the Company intends to sign agreements for an EU registry trial for approximately $570,000, and a U.S. clinical trial for approximately $2,300,000 in the fourth quarter. Both trials would require payment over three years.

3.11 N/A

3.18 N/A

3.19 N/A

3.20.1. The Company has not applied to the FDA or European authorities for approval of its Denervex device, but believes the subcontractors performing development work on the device comply with all regulatory requirements.

3.20.3 We recently received a complaint involving four Streamline ISS poles at a single hospital account. The complaint involved two items that can easily be corrected with small design changes and we have already identified the corrective action.  Our regulatory experts believe the change is such that we will not need to recall any poles. They will determine if the complaint merits FDA reporting. The ISS has been in service successfully for more than four years without previous complaint.

3.49. The Company will issue shares of its common stock to outside Board members at a value equivalent to the annual amount of Director’s fees ($15,000/director) until such time as its cash position merits payment in cash.

6.13. The Company has the following securities that are exercisable into Common Stock currently outstanding (not including options issued under the Company’s Incentive Stock Plan).

           1.  1,396,044 warrants exercisable at $3.00 per share.

2.  41,739 warrants exercisable at $9.48 per share.

3.  500,000 warrants exercisable at $1.70 per share.

4.  777,322 warrants exercisable at $1.30 per share.

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing

Name of Purchaser	Initial Units	Preferred Stock	Warrant Shares	Total Purchase Price Amount
$
TOTAL: $

Subsequent Closing

Name of Subsequent Closing Purchaser	Subsequent Units	Preferred Stock	Warrant Shares	Total Purchase Price Amount
TOTAL: $